UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 9, 2024

PVH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

285 Madison Avenue, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212)-381-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	PVH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On April 9, 2024, PVH Corp., a Delaware corporation (“PVH” or the “Company”), entered into Underwriting Agreement (the “Underwriting Agreement”) with Barclays Bank PLC and the other Representatives (as defined in the Underwriting Agreement), as representatives of the several underwriters listed on Schedule I thereto (the “Underwriters”), in connection with an offering of €525 million aggregate principal amount of 4.125% Senior Notes due 2029 (the “Notes”). The Notes to be sold pursuant to the Underwriting Agreement have been registered pursuant to a Registration Statement on Form S-3 (Registration No. 333-278465) filed and effective on April 2, 2024 (the “Registration Statement”). The Registration Statement includes a Prospectus, dated April 2, 2024 (the “Prospectus”), which is supplemented by a Prospectus Supplement, dated April 9, 2024, filed pursuant to the Securities Act of 1933, as amended (the “Act”) Rule 424(b)(5) (the “Prospectus Supplement” and the Prospectus, as supplemented by the Prospectus Supplement, the “Final Prospectus”).

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Report and is incorporated herein by reference.

4.125% Senior Notes due 2029

On April 15, 2024, the Company completed its previously announced offering of the Notes.

The Notes were issued under that certain Indenture, dated as of April 15, 2024 (the “Base Indenture”), as supplemented by that certain Supplemental Indenture No. 1, dated as of April 15, 2024 (the “Supplemental Indenture” and, the Base Indenture as supplemented by the Supplemental Indenture, the “Indenture”), in each case between the Company and U.S. Bank Trust Company, National Association, as trustee.

The net proceeds to the Company from the sale of the Notes, after the underwriters’ discount and offering expenses, is estimated to be approximately €519 million, or $560 million, based on the euro/U.S. dollar rate of exchange as of the close of February 2, 2024. The Company intends to allocate an amount equal to the net proceeds of the offering to finance and/or refinance, in whole or in part, existing or new Eligible Projects (as defined in the Final Prospectus). Pending allocation, the Company intends to use the net proceeds of the offering, together with other available funds, to repay or redeem on or prior to maturity all or a portion of the outstanding €525 million aggregate principal amount of the Company’s 3 5/8% Senior Notes due 2024. See the section of the Final Prospectus entitled “Use of Proceeds” and the information set forth under Item 8.01 of this Report for more information.

The Notes will bear interest at a rate of 4.125% per year, payable in cash annually in arrears on July 16 of each year, beginning on July 16, 2024. The Notes mature on July 16, 2029.

Prior to April 16, 2029 (three months prior to the maturity date), the Company may redeem the Notes, at its option, in whole or in part, at any time and from time to time, at the redemption price described in the Supplemental Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. On or after April 16, 2029, the Company may redeem the Notes, at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

In the event of certain developments affecting taxation described in the Supplemental Indenture, the Company may at any time at its option redeem, in whole, but not in part, the Notes at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest on those Notes, if any, to, but excluding, the redemption date.

If a Change of Control Repurchase Event (as defined in the Supplemental Indenture) occurs with respect to the Notes, unless the Company has exercised its right to redeem such Notes as described in the two immediately preceding paragraphs, it will be required to make an offer to each holder of the applicable Notes to repurchase all or any part (equal to €100,000 and integral multiples of €1,000 in excess thereof) of that holder’s Notes, at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus any accrued and unpaid interest on the Notes repurchased to, but excluding, the date of repurchase.

The Indenture limits the ability of (i) the Company and its subsidiaries to incur liens and enter into certain sale and leaseback transactions and (ii) the Company to consolidate or merge, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets.

The Notes are the Company’s unsecured unsubordinated obligations, and the payment of principal of, premium, if any, and interest will rank equally in right of payment with all of its existing and future unsecured and unsubordinated indebtedness, liabilities and other obligations.

The foregoing description of the Base Indenture, the Supplemental Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Base Indenture, the Supplemental Indenture and the form of Notes, copies of which are attached as Exhibits 4.1, 4.2 and 4.3, respectively, to this Report and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under the heading “4.125% Senior Notes due 2029” of Item 1.01 is incorporated herein by reference.

Item 8.01. Other Events.

On April 15, 2024, the Company called for redemption all of its outstanding 3⅝% Senior Notes due 2024 (the “2024 Notes”), representing an aggregate principal amount of €525 million.  The 2024 Notes will be redeemed on April 25, 2024.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
1.1	Underwriting Agreement, dated April 9, 2024, between the Company and the several underwriters listed on Schedule I thereto.
4.1	Indenture, dated as of April 15, 2024, between the Company and U.S. Bank Trust Company, National Association, as trustee.
4.2	Supplemental Indenture No. 1, dated as of April 15, 2024, between the Company and U.S. Bank Trust Company, National Association, as trustee.
4.3	Form of 4.125% Senior Notes due 2029 (included in Exhibit 4.2 hereto).
5.1	Opinion of Wachtell, Lipton, Rosen & Katz.
23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH Corp.
(Registrant)

Date: April 15, 2024	By:	/s/ Mark D. Fischer
Name: Mark D. Fischer
Title: Executive Vice President and Secretary

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